FIRST  PROSPECTUS  SUPPLEMENT                Filed  Pursuant to Rule  424(b)(3)
(to Prospectus dated May 19, 2000)           Registration No. 333-32816


                                2,827,273 Shares

                                AUTHORISZOR INC.

                                  Common Stock

                                 $.01 par value

                          -----------------------------


         This first prospectus supplement supplements and amends the prospectus dated May 19, 2000, relating to 2,827,273 shares of the common stock, par value $.01, of Authoriszor Inc., that may be offered and sold from time to time by certain of our stockholders. Unless the context otherwise requires, "Authoriszor," the "Company," "we," "our," "us" and similar expressions refers to Authoriszor Inc. and its predecessors, but not to the selling stockholders. "Selling stockholders" refers to the stockholders identified under the caption "Plan of Distribution; Selling Stockholder."

         Our common stock is traded on the Nasdaq National Market under the symbol "AUTH." On August 23, 2000, the closing price for our common stock on the Nasdaq National Market was $10.50.

         We will receive none of the proceeds from the sale of the common stock offered by the selling stockholders. We will pay for expenses of preparing and filing the registration statement, the prospectus, this first prospectus supplement and all other prospectus supplements. The selling stockholders will pay all selling and other expenses that they incur.

         The  prospectus,   together  with  this  first  prospectus  supplement,
constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act with respect to offers and sales of the shares of common stock. All references in the prospectus to "this prospectus" are hereby amended to read "this prospectus (as supplemented and amended)".

         YOU SHOULD READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT CAREFULLY BEFORE YOU INVEST, INCLUDING THE RISK FACTORS WHICH BEGIN ON PAGE 4 OF THE PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          -----------------------------



           The date of this Prospectus Supplement is August 24, 2000.

         The prospectus is hereby amended to modify the table located in the section of the prospectus entitled "Plan of Distribution; Selling Stockholders" to delete the table in its entirety and, in lieu thereof, substitute the table set forth below and add the following information:


                                                                                                           Common Stock
                                                                                                        Beneficially Owned
                                                                                                         After Offering(2)
                                                                                                        ------------------
                                                             Number of Shares
                                                             of Common Stock           Number of
                                                            Beneficially Owned     Shares of Common
Selling Stockholders                                       Prior to Offering(1)     Stock Offered      Number      Percent
--------------------                                       --------------------    ----------------    ------      -------

3i plc.....................................                     136,000                 136,000           0            *
AAZ Finances...............................                       9,000                   9,000           0            *
ABN AMRO Bank NV...........................                       5,000                   5,000           0            *
Alexander, David Turnbull..................                       1,373                   1,373           0            *
Alexander, Nicholas .......................                         915                     915           0            *
Allied Commercial Exports Ltd..............                       3,500                   3,500           0            *
Apax Partners & Co.........................                      28,000                  28,000           0            *
Archdream Limited..........................                       2,500                   2,500           0            *
Aros Securities AB.........................                       2,000                   2,000           0            *
Ashmore, Bruce.............................                       6,500                   6,500           0            *
Bank of Copenhagen.........................                      20,000                  20,000           0            *
Beeson Gregory Limited.....................                     168,363                  32,000     136,363            *
Bergson, Sheila............................                       1,147                   1,147           0            *
Daniel, Simon .............................                       1,371                   1,371           0            *
Deutsche Asset Management..................                      28,000                  28,000           0            *
Donovan, Stephan...........................                       2,250                   2,250           0            *
Duncan Lawrie Ltd..........................                      90,000                  90,000           0            *
Durlacher Ltd..............................                      45,000                  45,000           0            *
Eagle & Dominion Asset Mgmt................                     105,000                 105,000           0            *
Ellis Partners Ltd.........................                      60,000                  60,000           0            *
Fiske & Co.................................                      46,000                  46,000           0            *
Fleming Investment Mgmt Ltd................                     115,000                 115,000           0            *
Freeman, Harvey............................                         682                     682           0            *
Hargreaves (Marsden W.) Hale & Co..........                       4,500                   4,500           0            *
John Harold Haynes.........................                       4,500                   4,500           0            *
Index IT Partnership.......................                     110,000                 110,000           0            *
JM Finn & Co...............................                       5,000                   5,000           0            *
JO Hambro Asset Management.................                      70,000                  70,000           0            *
JO Hambro Investment Mgmt..................                       6,500                   6,500           0            *
Julius Baer Asset Management...............                     590,000                 590,000           0            *
Jupiter Asset Management...................                     340,000                 340,000           0            *
Laing & Cruickshank........................                     210,000                 210,000           0            *
Lawman, David Peter........................                         330                     330           0            *
Lewis, Gwilym Alexander Graham.............                         664                     664           0            *
Lewis, Justin Llewellyn Gareth ............                         265                     265           0            *
Lewis, Melissa Harriet Christian...........                         442                     442           0            *
Lewis, Gareth Richard Lewis................                         664                     664           0            *
Lewis, Rosemary Frances....................                         265                     265           0            *
Mangareva S.A..............................                       1,829                   1,829           0            *
Marwyn c/oRingwood Investments Ltd.........                      14,000                  14,000           0            *
Park Place Capital Ltd.....................                      70,000                  70,000           0            *
Petercam s.a...............................                      50,000                  50,000           0            *
PI Capital.................................                         183                     183           0            *
Rathbone Laurence Keen Ltd.................                       4,000                   4,000           0            *
Reabourne Limited..........................                      64,000                  64,000           0            *
Rothschild Asset Management Ltd............                     102,000                 102,000           0            *
Schroder Investment Mgmt Int'l Ltd.........                      22,000                  22,000           0            *
Smith & Williamson.........................                     112,000                 112,000           0            *
SocGen Asset Management....................                      45,000                  45,000           0            *
Societe Generale Asset Management..........                       3,000                   3,000           0            *
STG Asset Management AG....................                      23,500                  23,500           0            *
Tarnhelm Securities Ltd....................                         900                     900           0            *
Taylor Young Investment Mgmt Ltd...........                      31,000                  31,000           0            *
Tolley, Julian John........................                         993                     993           0            *
WestLB.....................................                       7,500                   7,500           0            *
Williams de Broe Inv Mgmt Ltd..............                      91,000                   1,323           0            *
R. Hadyn Silleck...........................                      37,000                  25,000      12,000            *
John B. Marvin.............................                      25,000                  25,000           0            *
Peter S. Daley.............................                      35,000                  25,000      10,000            *
Jay Lutsky.................................                      97,000                  25,000      72,000            *

--------------------

*        Indicates less than 1%.

(1) Unless otherwise indicated, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares of our common stock beneficially owned, subject to community property laws where applicable. Represents those shares of common stock held by the selling stockholders, if any, together with those shares that such selling stockholder has the right to acquire upon exercise of warrants or otherwise within 60 days.

(2) Because the selling stockholders may sell all or a portion of their shares of common stock pursuant to this prospectus at any time and from time to time, no estimate can be made of the number of shares of common stocck that each selling stockholder may retain upon completion of the offering by the selling stockholders. Therefore, this table assumes that all shares of our common stock offered by this prospectus by each selling stockholder are actually sold. Such presentation is based on 17,414,081 shares of our common stock outstanding as of May 16, 2000.

         The selling stockholders have not, nor within the past three years have the selling stockholders had, any position, office or other material relationship with us or any of our predecessors or affiliates, except as set forth in the prospectus.